Registration No. 811-22932

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 2	☒

(Check appropriate box or boxes)

SECURITY EQUITY FUND

(Exact Name of Registrant as Specified in Charter)

805 KING FARM BOULEVARD, SUITE 600, ROCKVILLE, MARYLAND 20850

(Address of Principal Executive Offices/Zip Code)

Registrant’s Telephone Number, including area code:

(301) 296-5100

Copies To:

Donald C. Cacciapaglia, President Security Equity Fund 805 King Farm Boulevard Suite 600 Rockville, MD 20850	Amy J. Lee, Chief Legal Officer Security Equity Fund 805 King Farm Boulevard Suite 600 Rockville, MD 20850
(Name and address of Agent for Service)

The following fund is a series of Security Equity Fund (the “Corporation”), a professionally managed open-end investment company:

Guggenheim Alpha Opportunity Fund

Explanatory Note

This Amendment No. 2 to the Registration Statement of the Corporation on Form N-1A (File No. 811-22932) (the “Registration Statement”) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement the Corporation’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (“Commission”) on January 28, 2014 (Accession No. 0001193125-14-024442), as pertaining to Part A and Part B of the series of the Corporation. The Part A and Part B of the Corporation’s Registration Statement, as filed, are incorporated by reference herein.

Shares of capital stock of the Corporation (“Shares”) are not being registered under the Securities Act of 1933, as amended, since such Shares are not currently offered to the public.

The audited Financial Statements and the Report of Independent Public Registered Accounting Firm thereon of the series of the Corporation for the fiscal year ended September 30, 2013 (as filed with the Commission on December 9, 2013 (Accession No. 0001144204-13-066335)) contained in the Annual Report, dated September 30, 2013, are incorporated herein by reference.

Amendment dated April 16, 2014 to the Statement of Additional Information (Part B) dated January 28, 2014 for Guggenheim Alpha Opportunity Fund (the “Fund”), a series of Security Equity Fund (the “Corporation”)

Dear Investor:

The purpose of this amendment is to inform you that, on April 3, 2014, Randall C. Barnes, Roman Friedrich III, Robert B. Karn III, Ronald A. Nyberg and Ronald E. Toupin, Jr. began serving as Directors to the Corporation. In addition, the Board has modified the governance structure of the Corporation. This amendment provides new and additional information beyond that contained in the Statement of Additional Information (Part B) and should be read in conjunction with the Statement of Additional Information (Part B).

Effective immediately, the section titled “Management of the Fund” is deleted and replaced in its entirety with the following:

MANAGEMENT OF THE FUND

Directors and Officers

Oversight of the management and affairs of the Corporation, including general supervision of the duties performed by Security Investors, LLC (the “Investment Manager”) for the Fund under the Investment Management Agreement, is the responsibility of the Board of Directors (the “Board”). Among other things, the Board considers the approval of contracts, described herein, under which certain companies provide essential management and administrative services to the Corporation. Once the contracts are approved, the Board monitors the level and quality of services. Annually, the Board evaluates the services received under the contracts by receiving reports covering, among other things, investment performance, administrative services and the Investment Manager’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

On November 11, 2013, the Board of Directors, and, at special meetings of shareholders held in January 2014, shareholders of the Corporation as well as Security Income Fund, Security Large Cap Value Fund, Security Mid Cap Growth Fund and SBL Fund elected the following individuals, each of whom serves as a Trustee on the Board of Trustees of certain closed-end funds and exchange-traded funds advised by Guggenheim Funds Investment Advisors, LLC, an affiliate of the Investment Manager, to serve as Directors: Randall C. Barnes, Roman Friedrich III, Robert B. Karn III, Ronald A. Nyberg and Ronald E. Toupin, Jr. The term of the aforementioned Directors began on April 3, 2014.

The Board currently has 9 Directors, 8 of whom have no affiliation or business connection with the Investment Manager, the Distributor or any of their affiliated persons and do not own any stock or other securities issued by the Investment Manager or the Distributor. These are the “non-interested” or “independent” Directors (“Independent Directors”). Mr. Donald C. Cacciapaglia is an “interested person” (as defined in section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) (“Interested Director”) of the Corporation because of his position with the parent of the Investment Manager.

The Directors of the Corporation, their term of office and length of time served, their principal business occupations during the past five years, the number of portfolios in the Guggenheim Funds Group fund complex (“Fund Complex”) overseen by each Director, and other directorships, if any, held by the Director are shown below. The “Fund Complex” includes all closed- and open-end funds (including all of their portfolios) and exchange-traded funds advised by the Investment Manager and any funds that have an investment adviser or servicing agent that is an affiliated person of the Investment Manager. The Fund Complex is comprised of 13 closed-end funds, 59 exchange-traded funds and 147 open-end funds advised or serviced by the Investment Manager or its affiliates.

Name, Address* and Year of Birth of Directors	Position (s) Held with Corporation	Term of Office and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Directors
Independent Directors

Randall C. Barnes (1951)	Director	Since 2014	Current: Private Investor (2001-present). Former: Senior Vice President and Treasurer, PepsiCo, Inc. (1993-1997); President, Pizza Hut International (1991-1993); Senior Vice President, Strategic Planning and New Business Development, PepsiCo, Inc. (1987-1990).	86	None.

Donald A. Chubb, Jr. (1946)	Director and Vice Chairman of the Board	Since 1994	Current: Business broker and manager of commercial real estate, Griffith & Blair, Inc. (1997-present).	82	None.

Jerry B. Farley (1946)	Director and Vice Chairman of the Audit Committee	Since 2005	Current: President, Washburn University (1997-present).	82	Current: Westar Energy, Inc. (2004-present); CoreFirst Bank & Trust (2000-present).

Roman Friedrich III (1946)	Director and Chairman of the Contracts Review Committee	Since 2014	Current: Founder and President, Roman Friedrich & Company (1998-present). Former: Senior Managing Director, MLV & Co. LLC (2010-2011).	82

Current: Mercator Minerals Ltd. (2013-present); First Americas Gold Corp. (2012-present); Zincore Metals, Inc. (2009-present).

Former: Blue Sky Uranium Corp. (2011-2012); Axiom Gold and Silver Corp. (2011-2012); Stratagold Corp. (2003-2009); GFM Resources Ltd. (2005-2010).

Robert B. Karn III (1942)	Director and Chairman of the Audit Committee	Since 2014	Current: Consultant (1998-present). Former: Arthur Andersen (1965-1997) and Managing Partner, Financial and Economic Consulting, St. Louis office (1987-1997).	82	Current: Peabody Energy Company (2003-present); GP Natural Resource Partners, LLC (2002- present).

Ronald A. Nyberg (1953)	Director and Chairman of the Nominating and Governance Committee	Since 2014	Current: Partner, Nyberg & Cassioppi, LLC (2000-present). Former: Executive Vice President, General Counsel, and Corporate Secretary, Van Kampen Investments (1982-1999).	88	None.

Maynard F. Oliverius (1943)	Director and Vice Chairman of the Contracts Review Committee	Since 1998	Retired. Former: President and CEO, Stormont-Vail HealthCare (1996-2012).	82	None.

Ronald E. Toupin, Jr. (1958)	Director and Chairman of the Board	Since 2014	Current: Portfolio Consultant (2010-present). Former: Vice President, Manager and Portfolio Manager, Nuveen Asset Management (1998-1999); Vice President, Nuveen Investment Advisory Corp. (1992-1999); Vice President and Manager, Nuveen Unit Investment Trusts (1991-1999); and Assistant Vice President and Portfolio Manager, Nuveen Unit Investment Trusts (1988-1999), each of John Nuveen & Co., Inc. (1982-1999).	85	Former: Bennett Group of Funds (2011-2013).

Interested Director

Donald C. Cacciapaglia (1951)	President, Chief Executive Officer and Director	Since 2012	Current: President and CEO, certain other funds in the Fund Complex (2012-present); Vice Chairman, Guggenheim Investments (2010-present). Former: Chairman and CEO, Channel Capital Group, Inc. (2002-2010).	214	Current: Delaware Life (2013-present); Guggenheim Life and Annuity Company (2011-present); Paragon Life Insurance Company of Indiana (2011-present).

*	The business address of each Director is c/o Guggenheim Investments, 805 King Farm Boulevard, Suite 600, Rockville, Maryland 20850.
**	Each Director serves an indefinite term, until his successor is elected and qualified.

The executive officers of the Corporation who are not Directors, length of time served, and principal business occupations during the past five years are shown below.

Name, Address* and Year of Birth of the Officers	Position(s) held with the Corporation	Term of Office and Length of Time Served**	Principal Occupation(s) during the Past 5 Years
Joseph M. Arruda (1966)	Assistant Treasurer	Since 2010

Current: Assistant Treasurer, certain other funds in the Fund Complex (2006-present); Vice President, Security Investors, LLC (2010-present); CFO and Manager, Guggenheim Specialized Products, LLC (2009-present).

Former: Vice President, Security Global Investors, LLC (2010-2011); Vice President, Rydex Advisors, LLC (2010); Vice President, Rydex Advisors II, LLC (2010).

William H. Belden, III (1965)	Vice President	Since 2014

Current: Vice President, certain other funds in the Fund Complex (2006-present); Managing Director, Guggenheim Funds Investment Advisors, LLC (2005-present).

Former: Vice President of Management, Northern Trust Global Investments (1999-2005).

Mark J. Furjanic (1959)	Assistant Treasurer	Since 2014	Current: Vice President, Guggenheim Investments (2005-present); Assistant Treasurer, certain other funds in the Fund Complex (2008-present). Former: Senior Manager, Ernst & Young LLP (1999-2005).

James Howley (1972)	Assistant Treasurer	Since 2014

Current: Director, Guggenheim Investments (2004-present); Assistant Treasurer, certain other funds in the Fund Complex (2006-present).

Former: Manager, Mutual Fund Administration of Van Kampen Investments, Inc. (1996-2004).

Amy J. Lee (1961)	Vice President and Chief Legal Officer	Since 1987 (Secretary) Since 2007 (Vice President)

Current: Chief Legal Officer, certain other funds in the Fund Complex (2013-present); Managing Director, Guggenheim Investments (2012-present).

Former: Vice President, Associate General Counsel and Assistant Secretary, Security Benefit Life Insurance Company and Security Benefit Corporation (2004-2012).

Derek Maltbie (1972)	Assistant Treasurer	Since 2014

Current: Vice President, Guggenheim Investments (2012-present); Assistant Treasurer, certain other funds in the Fund Complex (2011-present).

Former: Assistant Vice President, Guggenheim Funds Investment Advisors, LLC (2005-2011); Supervisor, Mutual Fund Administration, Van Kampen Investments, Inc. (1995-2005).

Mark E. Mathiasen (1978)	Secretary	Since 2013	Current: Secretary, certain other funds in the Fund Complex (2007-present); Director and Associate General Counsel, Guggenheim Funds Services, LLC, and affiliates (2007-present).

Name, Address* and Year of Birth of the Officers	Position(s) held with the Corporation	Term of Office and Length of Time Served**	Principal Occupation(s) during the Past 5 Years

Michael P. Megaris (1984)	Assistant Secretary	Since 2014

Current: Assistant Secretary, certain other funds in the Fund Complex (April 2014-present); Associate, Guggenheim Investments (2012-present).

Former: J.D., University of Kansas School of Law (2009-2012).

Elisabeth Miller (1968)	Chief Compliance Officer	Since 2012

Current: CCO, certain other funds in the Fund Complex (2012-present); CCO, Security Investors, LLC (2012-present); CCO, Guggenheim Funds Investment Advisors, LLC (2012-present); Vice President, Guggenheim Funds Distributors, LLC (March 2014-present).

Former: CCO, Guggenheim Distributors, LLC (2009-March 2014); Senior Manager, Security Investors, LLC (2004-2009); Senior Manager, Guggenheim Distributors, LLC (2004-2009).

Alison Santay (1974)	AML Officer	Since 2013

Current: AML Officer, certain other funds in the Fund Complex (2010-present); Director and AML Officer, Rydex Fund Services, LLC (2010-present); AML Officer, Security Investors, LLC (2010-present); Director, Shareholder Risk and Compliance, Rydex Fund Services, LLC (2004-present).

Former: AML Officer, Guggenheim Distributors, LLC (2013-March 2014).

Kimberly Scott (1974)	Assistant Treasurer	Since 2014

Current: Vice President, Guggenheim Investments (2012-present); Assistant Treasurer, certain other funds in the Fund Complex (2012-present).

Former: Financial Reporting Manager, Invesco, Ltd. (2010-2011); Vice President/Assistant Treasurer, Mutual Fund Administration for Van Kampen Investments, Inc./Morgan Stanley Investment Management (2009-2010); Manager of Mutual Fund Administration, Van Kampen Investments, Inc./Morgan Stanley Investment Management (2005-2009).

Bryan Stone (1979)	Vice President	Since 2014

Current: Vice President, certain other funds in the Fund Complex (April 2014-present); Director, Guggenheim Investments (2013-present).

Former: Senior Vice President, Neuberger Berman Group LLC (2009-2013); Vice President, Morgan Stanley (2002-2009).

John L. Sullivan (1955)	Chief Financial Officer and Treasurer	Since 2014

Current: CFO, Chief Accounting Officer and Treasurer, certain other funds in the Fund Complex (2010-present); Senior Managing Director, Guggenheim Investments (2010-present).

Former: Managing Director and CCO, each of the funds in the Van Kampen Investments fund complex (2004-2010); Managing Director and Head of Fund Accounting and Administration, Morgan Stanley Investment Management (2002-2004); CFO and Treasurer, Van Kampen Funds (1996-2004).

*	The business address of each officer is c/o Guggenheim Investments, 805 King Farm Boulevard, Suite 600, Rockville, Maryland 20850.
**	Each officer serves an indefinite term, until his or her successor is duly elected and qualified.

BOARD LEADERSHIP STRUCTURE

The Board has appointed an Independent Chairman, Ronald E. Toupin, Jr., who presides at Board meetings and who is responsible for, among other things, participating in the planning of Board meetings, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the Directors and management. The Board has established four standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Directors. The Board and its committees meet periodically throughout the year to oversee the Fund’s activities, review contractual arrangements with service providers, review the Fund’s financial statements, oversee compliance with regulatory requirements, and review performance. The Independent Directors are advised by independent legal counsel experienced in 1940 Act matters and are represented by such independent legal counsel at Board and committee meetings. The Board has determined that this leadership structure, including an Independent Chairman, a supermajority of Independent Directors and committee membership limited to Independent Directors, is appropriate in light of the characteristics and circumstances of the Corporation.

QUALIFICATIONS AND EXPERIENCE OF DIRECTORS

The Directors considered the educational, business and professional experience of each Board member and the service by each Director as a trustee of certain other funds in the Fund Complex. The Directors were selected to serve and continue on the Board based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Directors, availability and commitment to attend meetings and perform the responsibilities of a Director and, for the Independent Directors, a demonstrated willingness to take an independent and questioning view of management. The Directors also considered, among other factors, the particular attributes described below with respect to the individual Board members. References to the qualifications, attributes and skills of Directors are pursuant to Securities and Exchange Commission (“SEC”) requirements, do not constitute holding out of the Board or any Director as having special expertise and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Randall C. Barnes—Mr. Barnes has served as a Director of the Corporation since 2014 and of other funds in the Fund Complex since 2004. Through his service as a Director of the Corporation and other funds in the Fund Complex, prior employment experience as President of Pizza Hut International and as Treasurer of PepsiCo, Inc. and his personal investment experience, Mr. Barnes is experienced in financial, accounting, regulatory and investment matters.

Donald C. Cacciapaglia—Mr. Cacciapaglia has served as a Director of the Corporation and of other funds in the Fund Complex since 2012. Mr. Cacciapaglia has over 25 years of experience in the financial industry and has gained experience in financial, regulatory, distribution and investment matters.

Donald A. Chubb, Jr.—Mr. Chubb has served as a Director of the Corporation and of other funds in the Fund Complex since 1994. Through his service as a Director of the Corporation and other funds in the Fund Complex, as well as Vice Chairman of the Board of the Corporation, his experience in the commercial brokerage and commercial real estate market, and his prior experience, including as a director of Fidelity Bank and Trust, Mr. Chubb is experienced in financial, regulatory and investment matters.

Dr. Jerry B. Farley—Dr. Farley has served as a Director of the Corporation and of other funds in the Fund Complex since 2005. Through his service as a Director of the Corporation and other funds in the Fund Complex, as well as Vice Chairman of the Audit Committee of the Corporation, and his experience in the administration of the academic, business and fiscal operations of educational institutions, including currently serving as President of Washburn University and previously in various executive positions for the University of Oklahoma and Oklahoma State University, and on other boards, Dr. Farley is experienced in financial, regulatory and investment matters.

Roman Friedrich III—Mr. Friedrich has served as a Director of the Corporation since 2014 and of other funds in the Fund Complex since 2003. Through his service as a Director of the Corporation and other funds in the Fund Complex, as well as Chairman of the Contracts Review Committee of the Corporation, his service on other public company boards, his experience as founder and chairman of Roman Friedrich & Company, a financial advisory firm, and his prior experience as a senior executive of various financial securities firms, Mr. Friedrich is experienced in financial, investment and regulatory matters.

Robert B. Karn III—Mr. Karn has served as a Director of the Corporation since 2014 and of other funds in the Fund Complex since 2004. Through his service as a Director of the Corporation and other funds in the Fund Complex, as well as Chairman of the Audit Committee of the Corporation, his service on other public and private company boards, his experience as an accountant and consultant, and his prior experience, including Managing Partner of the Financial and Economic Consulting Practice of the St. Louis office at Arthur Andersen, LLP, Mr. Karn is experienced in accounting, financial, investment and regulatory matters. The Board has determined that Mr. Karn is an “audit committee financial expert” as defined by the SEC.

Ronald A. Nyberg—Mr. Nyberg has served as a Director of the Corporation since 2014 and of other funds in the Fund Complex since 2003. Through his service as a Director of the Corporation and other funds in the Fund Complex, as well as Chairman of the Nominating and Governance Committee of the Corporation, his professional training and experience as an attorney and partner of a law firm, Nyberg & Cassioppi, LLC, and his prior employment experience, including Executive Vice President and General Counsel of Van Kampen Investments, an asset management firm, Mr. Nyberg is experienced in financial, regulatory and governance matters.

Maynard F. Oliverius—Mr. Oliverius has served as a Director of the Corporation and of other funds in the Fund Complex since 1998. Through his service as a Director of the Corporation and of other funds in the Fund Complex, as well as Vice Chairman of the Contracts Review Committee of the Corporation, and his experience as President and Chief Executive Officer of Stormont-Vail HealthCare and on the Board of Trustees of the American Hospital Association, Mr. Oliverius is experienced in financial and regulatory matters.

Ronald E. Toupin, Jr.—Mr. Toupin has served as a Director of the Corporation since 2014 and of other funds in the Fund Complex since 2003. Through his service as a Director of the Corporation and other funds in the Fund Complex, as well as the Independent Chairman of the Board of the Corporation, and his professional training and employment experience, including Vice President and Portfolio Manager for Nuveen Asset Management, an asset management firm, Mr. Toupin is experienced in financial, regulatory and investment matters.

Each Director also now has considerable familiarity with the Corporation, the Investment Manager and other service providers, and their operations, as well as the special regulatory requirements governing regulated investment companies and the special responsibilities of investment company trustees as a result of his substantial prior service as a trustee of certain funds in the Fund Complex or, with respect to Mr. Cacciapaglia, his extensive experience in the financial industry, including his experience with the parent of the Investment Manager.

BOARD’S ROLE IN RISK OVERSIGHT

The day-to-day business of the Fund, including the day-to-day management and administration of the Fund and of the risks that arise from the Fund’s investments and operations, is performed by third-party service providers, primarily the Investment Manager and the Distributor. Consistent with its responsibility for oversight of the Corporation, the Board is responsible for overseeing the service providers and thus, has oversight responsibility with respect to the risk management functions performed by those service providers. Risks to the Fund include, among others, investment risk, credit risk, liquidity risk, valuation risk and operational risk, as well as the overall business risk relating to the Fund. Risk management seeks to identify and mitigate the potential effects of risks, i.e., events or circumstances that could have material adverse effects on the business, operations, investment performance or reputation of the Fund. Under the oversight of the Board, the service providers to the Fund employ a variety of processes, procedures and controls to seek to identify risks relevant to the operations of the Fund and to lessen the probability of the occurrence of such risks and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Fund’s business and consequently, for managing risks associated with that activity. The Investment Manager, the Distributor and other service providers have their own independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models. As part of the Board’s periodic review of the Fund’s advisory and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.

The Board oversees risk management for the Fund directly and through the committee structure it has established. The Board has established the Audit Committee, the Nominating and Governance Committee and the Contracts Review Committee to assist in its oversight functions, including its oversight of the risks the Fund faces. For instance, the Audit Committee receives reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. In addition, the Board has established an Executive Committee to act on the Board’s behalf, to the extent permitted and as necessary, in between meetings of the Board. Each committee reports its activities to the Board on a regular basis. The Board also oversees the risk management of the Fund’s operations by requesting periodic reports from and otherwise communicating with various personnel of the Corporation and its service providers, including, in particular, the Corporation’s Chief Compliance Officer, its independent registered public accounting firm and internal auditors for the Investment Manager or its affiliates, as applicable. In this connection, the Board requires officers of the Corporation to report to the full Board on a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. On at least a quarterly basis, the Board meets with the Corporation’s Chief Compliance Officer, including separate meetings with the Independent

Directors in executive session, to discuss compliance matters and, on at least an annual basis, receives a report from the Chief Compliance Officer regarding the effectiveness of the Corporation’s compliance program. The Board, with the assistance of Fund management, reviews investment policies and risks in connection with its review of the Fund’s performance. In addition, the Board receives reports from the Investment Manager on the investments and securities trading of the Fund. With respect to valuation, the Board oversees a pricing committee comprised of Corporation officers and Investment Manager personnel and has approved Fair Valuation procedures applicable to valuing the Fund’s securities, which the Board and the Audit Committee periodically review. The Board also requires each Investment Manager to report to the Board on other matters relating to risk management on a regular and as-needed basis.

The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to seek to achieve the Fund’s investment objective, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, despite the periodic reports the Board receives, it may not be made aware of all of the relevant information of a particular risk. Most of the Fund’s investment management and business affairs are carried out by or through the Investment Manager, Distributor and other service providers, each of which has an independent interest in risk management, which interest could differ from or conflict with that of the other funds that are advised by the Investment Manager. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to limitations.

The section titled “Committees” is deleted and replaced in its entirety with the following:

BOARD COMMITTEES

Audit Committee—Messrs. Barnes, Chubb, Friedrich, Karn, Nyberg, Oliverius and Toupin and Dr. Farley, who are not “interested persons” of the Corporation, as defined in the 1940 Act, serve on the Corporation’s Audit Committee. The Audit Committee is generally responsible for reviewing and evaluating issues related to the accounting and financial reporting policies and internal controls of the Corporation and, as appropriate, the internal controls of certain service providers, overseeing the quality and objectivity of the Fund’s financial statements and the audit thereof and acting as a liaison between the Board and the Fund’s independent registered public accounting firm. The Audit Committee held 2 meetings during the fiscal year ended September 30, 2013.

Contracts Review Committee—Messrs. Barnes, Chubb, Friedrich, Karn, Nyberg, Oliverius and Toupin and Dr. Farley, who are not “interested persons” of the Corporation, as defined in the 1940 Act, serve on the Corporation’s Contracts Review Committee. The purpose of the Contracts Review Committee is to assist the Board in overseeing certain contracts to which the Corporation, on behalf of the Fund, is or is proposed to be a party to ensure that the interests of the Fund and their shareholders are served by the terms of these contracts. The Committee’s primary function is to oversee the process of evaluating existing investment advisory and subadvisory agreements, administration agreements, distribution agreements and distribution and/or shareholder services plans pursuant to Rule 12b-1 under the 1940 Act. In addition, at its discretion or at the request of the Board, the Committee reviews and makes recommendations to the Board with respect to any contract to which the Corporation on behalf of the Fund is or is proposed to be a party. The Contracts Renewal Committee (the predecessor to the Contracts Review Committee) held 1 meeting during the fiscal year ended September 30, 2013.

Executive Committee—Messrs. Toupin and Chubb, who are not “interested persons” of the Corporation, as defined in the 1940 Act, serve on the Corporation’s Executive Committee. In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management of the business of the Corporation. However, the Executive Committee cannot, among other things, authorize dividends or distributions on shares, amend the bylaws or recommend to the shareholders any action which requires shareholder approval. As the Executive Committee is newly organized, there were no Executive Committee meetings held during the fiscal year ended September 30, 2013.

Nominating and Governance Committee—Messrs. Barnes, Chubb, Friedrich, Karn, Nyberg, Oliverius and Toupin and Dr. Farley, who are not “interested persons” of the Corporation, as defined in the 1940 Act, serve on the Corporation’s Nominating and Governance Committee. The Nominating and Governance Committee is responsible for recommending qualified candidates to the Board in the event that a position is vacated or created. The Nominating and Governance Committee would consider recommendations by shareholders if a vacancy were to exist and shall assess shareholder recommendations in the same manner as it reviews its own candidates. Such recommendations should be submitted to the Secretary of the Corporation. The Corporation does not have a standing compensation committee. The Nominating Committee (the predecessor to the Nominating and Governance Committee) held 2 meetings during the fiscal year ended September 30, 2013.

The section titled “Remuneration of Directors” is deleted and replaced in its entirety with the following:

REMUNERATION OF DIRECTORS

The Independent Directors of the Corporation receive from the Fund Complex a general retainer of $232,000 for service on covered boards. Additional annual retainer fees are paid as follows: $40,000 to the Independent Chair of the Board; $6,000 to the Independent Vice Chair of the Board; $6,000 to the Audit Committee Chair; $6,000 to the Audit Committee Vice Chair; $6,000 to the Contracts Review Committee Chair; $6,000 to the Contracts Review Committee Vice Chair; and $6,000 to the Nominating and Governance Committee Chair. In addition, fees are paid for special Board or Committee meetings, with $5,000 paid for a special in-person Board meeting; $5,000 paid for a special in-person Committee meeting; and $1,000 for a special telephone Board or Committee meeting. The Fund pays proportionately its respective share of Independent Directors’ fees and expenses based on relative net assets. The Independent Directors had a different compensation structure prior to April 3, 2014.

The Investment Manager compensates its officers and directors who may also serve as officers or Directors of the Corporation. The Corporation does not pay any fees to, or reimburse expenses of, Directors who are considered “interested persons” of the Corporation. The aggregate compensation paid by the Corporation to each of the Directors during the fiscal year ended September 30, 2013, and the aggregate compensation paid by the Fund Complex, including the Family of Funds to each of the Directors during the fiscal year ended September 30, 2013 are set forth below. Each of the Directors is a trustee of other registered investment companies in the Family of Funds, as defined on page 65 of this SAI.

Information for the Independent Directors appears below.

Name of Independent Director	Aggregate Compensation from the Corporation	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex, including the Family of Funds

Randall C. Barnes	$0	$0	$0	$248,250
Donald A. Chubb, Jr.	41,823.95	0	0	117,500
Harry W. Craig, Jr.*	36,128.77	0	0	101,500
Jerry B. Farley	36,128.77	0	0	101,500
Roman Friedrich III	0	0	0	147,500
Robert B. Karn III	0	0	0	144,500
Penny A. Lumpkin*	36,128.77	0	0	101,500
Ronald A. Nyberg	0	0	0	319,375
Maynard F. Oliverius	36,128.77	0	0	101,500
Ronald E. Toupin, Jr.	0	0	0	251,750

*	Mr. Craig and Ms. Lumpkin retired from the Board effective February 12, 2014.

Information for the Interested Director appears below.

Name of Interested Director	Aggregate Compensation from the Corporation	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex, including the Family of Funds
Donald C. Cacciapaglia	$0	$0	$0	$0

The section titled “Directors’ Ownership of Securities” is deleted and replaced in its entirety with the following:

DIRECTORS’ OWNERSHIP OF SECURITIES

As of December 31, 2013, the Directors beneficially owned shares of the Fund in the dollar ranges set forth below and also beneficially owned shares of other funds in the Fund Complex in the dollar ranges set forth below:

Name of Independent Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Fund Complex, including the Family of Funds
Randall C. Barnes	None	Over $100,000
Donald A. Chubb, Jr.	None	Over $100,000
Jerry B. Farley	Over $100,000	Over $100,000
Roman Friedrich III	None	$50,001-100,000
Robert B. Karn III	None	$10,001-50,000
Ronald A. Nyberg	None	Over $100,000
Maynard F. Oliverius	None	Over $100,000
Ronald E. Toupin, Jr.	None	$10,001-50,000

Name of “Interested” Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Fund Complex, including the Family of Funds
Donald C. Cacciapaglia	None	None

PLEASE BE SURE TO RETAIN THIS INFORMATION FOR FUTURE REFERENCE.

SECURITY EQUITY FUND

PART C. OTHER INFORMATION

Item 28.	Exhibits

(a)	Articles of Incorporation(3)

(b)	Bylaws(8)

(c)	Specimen copy of share certificates for Fund’s shares of capital stock(1)

(d)	(1) Investment Management Agreement with Security Investors, LLC(8)

(2) Transfer Agency Agreement(7)

(3) Fund Accounting and Administration Agreement(9)

(e)	(1) Distribution Agreement(6)

(2) Underwriter-Dealer Agreement(4)

(f)	Not applicable

(g)	Custodian Agreement(2)

(h)	Expense Limitation Agreement(10)

(i)	Not applicable

(j)	Consent of Independent Registered Public Accounting Firm(11)

(k)	Not applicable

(l)	Not applicable

(m)	(1) Class A Distribution Plan(5)

(2) Class B Distribution Plan(5)

(3) Class C Distribution Plan(5)

(4) Specimen copy of Shareholder Service Agreement(5)

(n)	Multiple Class Plan(7)

(o)	Reserved

(p)	Code of Ethics of Security Funds, Security Investors, LLC, and Guggenheim Distributors, LLC(5)

(q)	Power of Attorneys(12)

(1)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 89 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed May 1, 2000).
(2)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 107 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed July 10, 2008).

(3)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 111 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed February 2, 2009).
(4)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 112 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed November 13, 2009).
(5)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 113 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed January 29, 2010).
(6)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 114 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed January 31, 2011).
(7)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 121 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed January 31, 2012).
(8)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 123 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed January 28, 2013).
(9)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 131 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed June 13, 2013).
(10)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 138 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed January 27, 2014).
(11)	Incorporated herein by reference to the Exhibits filed with the Registration Statement of Security Equity Fund (filed under 811-22932) (filed January 28, 2014).
(12)	Incorporated herein by reference to the Exhibits filed with the Post-Effective Amendment No. 142 to the Registration Statement of Guggenheim Funds Trust, formerly Security Equity Fund (filed under 002-19458 and 811-01136) (filed April 16, 2014).

Item 29.	Persons Controlled by or Under Common Control with Registrant

The Board of Directors of the Registrant is the same as the board of certain other registrants, each of which has Security Investors, LLC (“Security Investors”) or its affiliate of Security Investors as its investment adviser. In addition, the officers of the Registrant are substantially identical to those of the other registrants. Nonetheless, the Registrant takes the position that it is not under common control with the other registrants because the power residing in the respective boards and officers arises as the result of an official position with the respective corporations.

Item 30.	Indemnification

Article Ten of the Registrant’s Articles of Incorporation provides in relevant part as follows:

“(5) Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a Director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the Director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payment made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon a written opinion of independent counsel that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnity provided herein shall, in the event of settlement of any such action, suit or proceeding, not exceed the costs and expenses (including attorneys’ fees) which would reasonably have been incurred if such action, suit or proceeding had been litigated to a final conclusion. Such a determination by independent counsel and the payment of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the grounds that the officer or Director was liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law.”

Article Sixteen of the Registrant’s Articles of Incorporation, as amended December 10, 1987, provides as follows:

“A director shall not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this sentence shall not eliminate nor limit the liability of a director:

A.	for any breach of his or her duty of loyalty to the corporation or to its stockholders;

B.	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

C.	for an unlawful dividend, stock purchase or redemption under the provisions of Kansas Statutes Annotated (K.S.A.) 17-6424 and amendments thereto; or

D.	for any transaction from which the director derived an improper personal benefit.”

Item Thirty of the Registrant’s Bylaws, dated February 3, 1995, provides, in relevant part, as follows:

“Each person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and is hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his/her capacity as or arising out of his/her status as a Director or officer of the Corporation or, if serving at the request of the Corporation, as a Director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the Corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons.

No person shall be liable to the Corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him/her as a Director or officer of the Corporation or of any other corporation which (s)he serves as a Director or officer at the request of the Corporation, if such person (a) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his/her own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such other corporation, or upon statement made or information furnished by Directors, officers, employees or agents of the Corporation, or of such other corporation, which (s)he had no reasonable grounds to disbelieve.

In the event any provision of this section 30 shall be in violation of the Investment Company Act of 1940, as amended, or of the rules and regulations promulgated thereunder, such provisions shall be void to the extent of such violations.”

A policy of insurance covering Security Investors, LLC, Guggenheim Funds Distributors, LLC, Rydex Funds Services, the Registrant and certain other registrants advised by Security Investors, GPIM, or an affiliate of Security Investors or GPIM insures the Registrant’s directors and officers against liability arising by reason of an alleged breach of duty caused by any negligent act, error or accidental omission in the scope of their duties. The independent directors are also covered under a joint independent directors liability (“IDL”) insurance policy that covers the independent directors of the other registrants.

Item 31. Business or Other Connections of Investment Adviser

Security Investors, LLC (“Security Investors”) serves as investment adviser to Guggenheim Alpha Opportunity Fund. Security Investors is primarily engaged in the provision of investment advisory and management services to mutual funds and private accounts. The directors and officers of Security Investors consist primarily of persons who during the past two years have been active in the investment management business. To the knowledge of the Registrant, except as set forth below, as applicable, none of the directors or executive officers of Security Investors is or has been engaged in any other business, profession, vocation or employment of a substantial nature during the past two fiscal years. Information as to the executive officers and directors of Security Investors is included in its Form ADV as filed with the SEC (File No. 801-8008) pursuant to the Investment Advisers Act of 1940, as amended.

Item 32.	Principal Underwriters

(a)	Guggenheim Funds Distributors, LLC serves as the principal underwriter for the Registrant, Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Guggenheim Strategy Funds Trust, SBL Fund, Rydex Series Funds, Rydex ETF Trust, Rydex Variable Trust, Rydex Dynamic Funds, Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2.

(b)	The following information is furnished with respect to the directors and officers of Guggenheim Funds Distributors, LLC:

(1) Name and Principal Business Address	(2) Position and Offices with Underwriter	(3) Position and Offices with Registrant

Donald Cacciapaglia 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Chief Executive Officer and President	Chief Executive Officer, President and Director

Dominick Colgiandro 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Chief Operating Officer	None

Farhan Sharaff 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Chief Investment Officer	None

Jeffrey Worf 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Chief Compliance Officer	None

Kevin M. McGovern 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Vice President	None

Julie Jacques One Security Benefit Place Topeka, KS 66636	Treasurer	None

Amy J. Lee 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Vice President and Secretary	Chief Legal Officer and Vice President

Elisabeth A. Miller 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Vice President	Chief Compliance Officer

Douglas Mangini 805 King Farm Blvd., Suite 600 Rockville, MD 20850	Senior Vice President	None

(1) Name and Principal Business Address	(2) Position and Offices with Underwriter	(3) Position and Offices with Registrant

William Belden 2455 Corporate West Drive Lisle, IL 60532	Vice President	Vice President

(c)	Not applicable.

Item 33.	Location of Accounts and Records

Certain accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are maintained by Security Investors, LLC, One Security Benefit Place, Topeka, Kansas 66636-0001, 805 King Farm Blvd., Suite 600, Rockville, MD 20850, 40 East 52nd Street, 16th Floor, New York, NY, 10022, 330 Madison Avenue, 10th Floor, New York, New York 10017, 9401 Indian Creek Parkway, 40 Corporate Woods, Suite 850, Overland Park, KS 66210, and 94 N. Broadway, Irvington, NY 10533; Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02110; Northern Trust Investments, N.A., 181 W. Madison, Chicago, Illinois 60675 and Deutsche Asset Management, Inc., 345 Park Avenue, New York, New York 10154. Records relating to the duties of the Registrant’s custodian are maintained by Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, New York 11245; State Street Bank and Trust Company, 801 Pennsylvania, Kansas City, Missouri 64105; Banc Of America Securities, LLC 9 West 57th Street, New York, New York 10019 and The Bank of New York Mellon, 2 Hanson Place, 9th Floor, Brooklyn, New York 11217.

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, and State of Maryland on the 16th day of April 2014.

SECURITY EQUITY FUND (Registrant)

By:	DONALD C. CACCIAPAGLIA
Donald C. Cacciapaglia, President

EXHIBIT LIST

None